Exhibit 99.1

Sun Hydraulics Reports $0.36 Earnings on $39 Million Sales

SARASOTA, FLA, August 9, 2010 - Sun Hydraulics Corporation (NASDAQ: SNHY) reported financial results for the second quarter 2010 as follows:

(Dollars in millions except net income per share)

	July 3, 2010	June 27, 2009		Increase

Three Months Ended
Net Sales	$39.2		$21.6	81%
Net Income (loss)	$6.1	-$	0.5	1320%
Net Income (loss) per share:
Basic	$0.36	-$	0.03	1300%
Diluted	$0.36	-$	0.03	1300%

Six Months Ended
Net Sales	$70.9		$46.8	51%
Net Income	$9.4		$0.0	62720%
Net Income per share:
Basic	$0.56		$0.00	62496%
Fully Diluted	$0.55		$0.00	61490%

“We had a strong second quarter, as expected,” said Allen Carlson, Sun’s CEO and president. “We met our revenue estimates, came in at the top of our earnings estimates, and have quickly regained our operating leverage. We are very pleased that second quarter results included shipments to new customers in China, North America and Europe. Some of this business represents sizeable ongoing orders. In all cases, it was our efforts during last year’s downturn that proved to be the foundation of securing the new business. As evidenced in our results, we are operating at a high rate of efficiency. On-time deliveries are being maintained with a small amount of overtime and, to date, we have engaged in limited hiring in key areas.”

Continuing, Carlson stated, “We have the infrastructure and capability in place to meet demand. And as we have proven, we are agile and can flex with the business cycle. Above all else, we will continue to service our existing customers, work diligently to gain new ones and invest in our people and processes to ensure Sun’s long-term success.”

Outlook

In conclusion, Carlson commented, “Our third quarter estimates reflect normal seasonality in demand levels. We typically have a strong second quarter followed by some softening in the third quarter and 2010 is following that same pattern. We continue to demonstrate strong operating leverage on higher revenues.”

Third quarter sales are expected to be $37 million, a 59% increase in revenue compared to the same period last year, and earnings are expected to be $0.32 to $0.34 per share compared to $0.03 per share in the same period of the prior year.

Webcast

Sun Hydraulics Corporation will broadcast its Q2 financial results conference call live over the Internet at 9:00 A.M. E.T. tomorrow, August 10, 2010. To listen to the webcast, go to http://investor.sunhydraulics.com.

Webcast Q&A

If an individual wishes to ask questions directly during the webcast, the conference call may be accessed by dialing (877) 212-8518. Questions also may be submitted to the Company via email by going to the Sun Hydraulics website, www.sunhydraulics.com, and clicking on Investor Relations on the top menu. Scroll down to the bottom of the page and click on contact email: investor@sunhydraulics.com, which will open an email window to type in your message. Sun management will then answer these and other questions during the Company’s webcast. A copy of this earnings release is posted on the Investor Relations page of our website under “Press Releases.”

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended July 3, 2010, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended January 2, 2010. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

	Three months ended
	July 3, 2010	June 27, 2009
	(unaudited)	(unaudited)

Net sales	$39,246	$21,607

Cost of sales	25,262	17,373

Gross profit	13,984	4,234

Selling, engineering and administrative expenses	4,845	4,867

Operating income (loss)	9,139	(633)

Interest income, net	(144)	(171)
Foreign currency transaction loss, net	69	339
Miscellaneous (income) expense, net	(109)	101

Income (loss) before income taxes	9,323	(902)

Income tax provision (benefit)	3,210	(366)

Net income (loss)	$6,113	$(536)

Basic net income (loss) per common share	$0.36	$(0.03)

Weighted average basic shares outstanding	16,953	16,867

Diluted net income (loss) per common share	$0.36	$(0.03)

Weighted average diluted shares outstanding	16,985	16,899

Dividends declared per share	$0.090	$0.090

SUN HYDRAULICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

	Six months ended
	July 3, 2010	June 27, 2009
	(unaudited)	(unaudited)

Net sales	$70,850	$46,815

Cost of sales	46,747	37,003

Gross profit	24,103	9,812

Selling, engineering and administrative expenses	10,001	9,642

Operating income	14,102	170

Interest income, net	(281)	(282)
Foreign currency transaction loss, net	41	331
Miscellaneous (income) loss, net	(128)	300

Income (loss) before income taxes	14,470	(179)

Income tax provision (benefit)	5,047	(194)

Net income	$9,423	$15

Basic net income per common share	$0.56	$0.00

Weighted average basic shares outstanding	16,948	16,767

Diluted net income per common share	$0.55	$0.00

Weighted average diluted shares outstanding	16,981	16,797

Dividends declared per share	$0.180	$0.270

SUN HYDRAULICS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 3, 2010	January 2, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,860	$30,314
Restricted cash	124	132
Accounts receivable, net of allowance for doubtful accounts of $77 and $90	16,596	9,949
Inventories	9,300	7,799
Income taxes receivable	—	1,485
Deferred income taxes	575	575
Marketable securities	13,352	7,844
Other current assets	2,733	1,797

Total current assets	70,540	59,895

Property, plant and equipment, net	53,644	56,633
Other assets	2,840	3,405

Total assets	$127,024	$119,933

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,743	$2,442
Accrued expenses and other liabilities	3,205	2,475
Income taxes payable	174	—
Dividends payable	1,526	1,524

Total current liabilities	9,648	6,441

Deferred income taxes	5,173	5,191
Other noncurrent liabilities	650	687

Total liabilities	15,471	12,319

Shareholders’ equity:
Common stock	17	17
Capital in excess of par value	43,015	42,210
Retained earnings	70,750	64,383
Accumulated other comprehensive income	(2,229)	1,004

Total shareholders’ equity	111,553	107,614

Total liabilities and shareholders’ equity	$127,024	$119,933

SUN HYDRAULICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six months ended
	July 3, 2010	June 27, 2009
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$9,423	$15
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,460	3,559
Loss on disposal of assets	21	1
Provision for deferred income taxes	(18)	35
Allowance for doubtful accounts	(13)	(6)
Stock-based compensation expense	540	441
Stock options income tax benefit	(29)	—
(Increase) decrease in:
Accounts receivable	(6,634)	2,033
Inventories	(1,501)	1,563
Income taxes receivable	1,485	(2,057)
Other current assets	(936)	(326)
Other assets	549	277
(Increase) decrease in:
Accounts payable	2,301	107
Accrued expenses and other liabilities	752	(200)
Income taxes payable	203	—
Other noncurrent liabilities	(37)	24

Net cash provided by operating activities	9,566	5,466

Cash flows from investing activities:
Capital expenditures	(1,325)	(3,506)
Purchases of marketable securities	(11,126)	(8,133)
Proceeds from sale of marketable securities	5,390	420

Net cash used in investing activities	(7,061)	(11,219)

Cash flows from financing activities:
Repayment of debt	—	(261)
Proceeds from exercise of stock options	39	214
Proceeds from stock issued	176	—
Dividends to shareholders	(3,051)	(4,504)
Stock options income tax benefit	29	—

Net cash used in financing activities	(2,807)	(4,551)

Effect of exchange rate changes on cash and cash equivalents	(2,160)	1,066

Net decrease in cash and cash equivalents	(2,462)	(9,238)

Cash and cash equivalents, beginning of period	30,446	35,303

Cash and cash equivalents, end of period	$27,984	$26,065

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$—	$9
Income taxes	$3,406	$1,828

	United States	Korea	Germany	United Kingdom	Elimination	Consolidated
Three Months Ended July 3, 2010
Sales to unaffiliated customers	$25,259	$4,644	$4,669	$4,674	$—	$39,246
Intercompany sales	6,785	—	28	287	(7,100)	—
Operating income	7,005	651	911	759	(187)	9,139
Depreciation	1,320	22	102	234	—	1,678
Capital expenditures	515	48	1	92	—	656

Three Months Ended June 27, 2009
Sales to unaffiliated customers	$12,569	$2,384	$3,445	$3,209	$—	$21,607
Intercompany sales	3,544	—	46	233	(3,823)	—
Operating income (loss)	(1,541)	124	561	123	100	(633)
Depreciation	1,365	27	130	260	—	1,782
Capital expenditures	2,205	4	24	37	—	2,270

Six Months Ended July 3, 2010
Sales to unaffiliated customers	$44,228	$8,836	$9,368	$8,418	$—	$70,850
Intercompany sales	11,882	—	81	625	(12,588)	—
Operating income	9,875	1,277	2,028	1,095	(173)	14,102
Depreciation	2,648	44	214	484	—	3,390
Capital expenditures	1,081	114	5	125	—	1,325

Six Months Ended June 27, 2009
Sales to unaffiliated customers	$28,189	$4,345	$7,612	$6,669	$—	$46,815
Intercompany sales	7,700	—	75	698	(8,473)	—
Operating income (loss)	(2,090)	210	1,274	576	200	170
Depreciation	2,735	53	254	493	—	3,535
Capital expenditures	3,336	27	28	115	—	3,506